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                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


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|_|   Definitive Additional Materials           Rule 14a-6(e)(2))
|_|   Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12


                           COMMISSION FILE NO. 0-18856


                            DIGITAL BIOMETRICS, INC.

                (Name of Registrant as Specified in Its Charter)


                              AVRON L. GORDON, ESQ.
                             JEFFREY L. COTTER, ESQ.
                             BRIGGS AND MORGAN, P.A.
                                 2400 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 334-8400

     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


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                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Digital Biometrics, Inc. will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota on Tuesday, March 18, 1997, at 3:30 p.m. for the following purposes:

         1. To elect five directors, each to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualified;

         2. To adopt an Amended and Restated Certificate of Incorporation of the Company to provide, among other things, for an increase in the number of shares of Common Stock authorized from 20,000,000 to 50,000,000 and to authorize the issuance of up to 5,000,000 shares of preferred stock;

         3. To adopt an amendment to the Company's 1990 Stock Option Plan to, among other things, increase the number of shares for which options may be granted under such plan from 1,500,000 to 2,000,000 shares;

         4. To ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending September 30, 1997; and

         5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         The transfer books of the Company will not be closed for the Annual Meeting. Stockholders of record at the close of business on January 15, 1997 are entitled to receive notice of, and to vote at, the Annual Meeting.

         All stockholders are cordially invited and requested to attend the Annual Meeting in person. Stockholders who are unable to be present in person are requested to execute and promptly return the accompanying Proxy in the enclosed envelope. The Proxy is being solicited by the Board of Directors of the Company. Your attendance at the meeting, whether in person or by Proxy, is important to ensure a quorum. If you return the Proxy, you still may vote your shares in person by giving written notice (by subsequent Proxy or otherwise) to the Secretary of the Company at any time prior to your vote at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          James C. Granger
                                          President
Minnetonka, Minnesota
February __, 1997



                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315
                               -------------------

                               PROXY STATEMENT FOR
                             1997 ANNUAL MEETING OF
                                  STOCKHOLDERS
                               ------------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the "Board of Directors" or the "Board") of Digital Biometrics, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota at 3:30 p.m. on Tuesday, March 18, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying Proxy are first being mailed to stockholders on or about February __, 1997.

         The Board of Directors knows of no business which will be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with his judgment. If the enclosed Proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated Proxy or a vote in person at the Annual Meeting. Shares represented by properly executed Proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed Proxy returned to the Company, the shares represented thereby will be voted (i) in FAVOR of the election of the director nominees listed in the enclosed Proxy,
(ii) in FAVOR of the adoption of the Amended and Restated Certificate of Incorporation, (iii) in FAVOR of the amendment to the Company's 1990 Stock Option Plan, and (iv) in FAVOR of the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company's 1997 fiscal year.


                   VOTING RIGHTS AND OUTSTANDING COMMON STOCK

         Only holders of the common stock of the Company ("Common Stock") whose names appear of record on the books of the Company at the close of business on January 15, 1997, are entitled to receive notice of, and to vote at, the Annual Meeting. On that record date, the only outstanding shares of capital stock of the Company were shares of Common Stock, of which 11,096,067 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the Annual Meeting.

         The presence, in person or by Proxy, of at least a majority of the total number of shares of Common Stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes (other than in connection with the election of directors). An abstention will be counted as a vote withheld on the election of directors. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

         Assuming the presence of a quorum, directors must be elected by a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting. The vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for the passage of Proposals 2 through 4.


                                 I. PROPOSAL FOR
                              ELECTION OF DIRECTORS

         The Board of Directors approved an amendment to the Company's Bylaws which permits the election of up to nine directors. The Board of Directors believes that the Company may benefit from the services of additional Board members as such persons are identified in the future. The Board previously established the number of directors at five, currently has five directors and five nominees are presented below for election.

         The Board of Directors held ten meetings during the Company's fiscal year ended September 30, 1996. Each director attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during the fiscal year ended September 30, 1996. See "- Committees."

         NOMINEES FOR ELECTION AS DIRECTOR

         The following table sets forth certain information regarding the nominees for election as director of the Company. All of the directors of the Company elected at the Annual Meeting will serve until the next annual meeting of the Company's stockholders and until their respective successors shall be elected and qualified.

                                                                                      YEAR FIRST
                                                                                        BECAME          COMMITTEE
            NAME                                      TITLE                  AGE       DIRECTOR        ASSIGNMENTS
-------------------------       --------------------------------------      -----     -----------      ------------
James C. Granger                President, Chief Executive Officer and        50         1997
                                Director

C. McKenzie Lewis III           Chairman and Member of Board of               50         1993              C,N
                                Directors

Jack A. Klingert                Director                                      67         1987

George Latimer                  Director                                      61         1990            A, C, N

Stephen M. Slavin               Director                                      56         1986               A

------------------------
A - Audit Committee      C - Compensation and Personnel Committee     N - Nominating Committee

         The following discussion describes the business experience and background of the nominees. With the exception of Mr. Granger, each of the nominees currently serves as a director of the Company.

         JAMES C. GRANGER. Mr. Granger became the Company's President and Chief Executive Officer in January 1997. Prior to joining the Company, Mr. Granger was employed by ADC Telecommunications, Inc. as President of its Access Platforms System between March 1995 and December 1996. Between 1989 and February 1995, Mr. Granger was employed by Sprint/United Telephone, Orlando, Florida, in various senior marketing and management positions. Prior to 1989, Mr. Granger was employed by American Telephone & Telegraph in various management positions.

         C. MCKENZIE LEWIS III. In October 1996, Mr. Lewis was elected Chairman of the Company's Board of Directors. Between 1986 and 1996, Mr. Lewis served as Chief Executive Officer and President and a director of Computer Network Technology Corporation ("CNT"). CNT is a developer and manufacturer of high performance extended channel networking systems. Mr. Lewis has over 25 years experience in the computer and data communications industry. Mr. Lewis is currently Managing General Partner in MMP Partners Limited Partnership, a Minnesota limited partnership engaged primarily in making venture capital investments.

         JACK A. KLINGERT. Mr. Klingert served as the Company's Chairman from 1987 through October 1996, and has served as the Company's President and Chief Executive Officer since 1987. Prior to joining the Company in April 1987, Mr. Klingert, from 1964 to 1987, held a number of senior level management positions with Control Data Corporation ("CDC") involving market development, regional management, corporate administration and other management tasks. Mr. Klingert was also a member of CDC's policy committee. While at CDC, Mr. Klingert was extensively involved in identifying new markets and developing operations in emerging international markets, including negotiating and concluding several sizable contracts with foreign businesses and governments. From 1958 to 1964, Mr. Klingert worked on various classified scientific and systems programming projects in the Departments of Theoretical Physics and Computation at the Lawrence Livermore National Laboratories, Livermore, California.

         GEORGE LATIMER. Since November 1995, Mr. Latimer has been Chief Executive Officer of the National Equity Fund, a syndicator of financing for affordable housing in Chicago, Illinois, and a Distinguished Visiting Professor of Urban Studies at Macalester College, Saint Paul, Minnesota. From July 1993 to November 1995, Mr. Latimer was Director, Office of Special Actions, United States Department of Housing and Urban Development ("HUD"). From February 1993 to July 1993, Mr. Latimer was employed as a consultant to HUD. From 1990 to 1993, Mr. Latimer was Dean of Hamline University School of Law, Saint Paul, Minnesota. From 1976 to 1990, Mr. Latimer served as the Mayor of Saint Paul, Minnesota. Mr. Latimer is a member of the Board of Directors of Piper Jaffray Investment Trust and the Board of Directors of Payless Cashways, Inc.

         STEPHEN M. SLAVIN. Mr. Slavin, for more than the past five years, has been engaged in the private practice of law, as a partner of Foley & Lardner, Chicago, Illinois since September 1, 1991 and of Coffield Ungaretti Harris & Slavin, Chicago, Illinois, prior to that time.

         DIRECTOR COMPENSATION

         Directors who are not employees of the Company ("Non-Employee Directors") receive grants of shares of restricted Common Stock of the Company ("Restricted Stock") pursuant to the Company's 1992 Restricted Stock Plan to compensate them for their service as directors. Each time a Non-Employee Director is elected or re-elected to the Board, he is granted the number of shares of Restricted Stock equal to $18,000 divided by the fair market value of one share of Common Stock on the close of business on the day prior to the date of grant. The Restricted Stock is granted on the date of the annual stockholders' meeting to each Non-Employee Director elected or re-elected at such meeting. The Restricted Stock vests over a three-year period and is subject to forfeiture if the director resigns prior to completion of a three-year vesting period. During the fiscal year ended September 30, 1996, each Non-Employee Director received an option grant under the Company's 1992 Restricted Stock Plan to purchase 4,364 shares of Common Stock.

         Messrs. Slavin, Latimer and Mr. Jon H. Magnusson, a director of the Company during fiscal year 1996, were compensated $250 by the Company for each meeting of an independent committee of the Company's Board of Directors (the "Independent Committee") that he attended. Mr. Lewis, who is also a member of the Independent Committee, was compensated $19,000 for his efforts in organizing, directing and managing the efforts of the Independent Committee. The Independent Committee was created by the Board to consider, analyze, review and study various strategic initiatives and plans available for implementation by the Company and to make recommendations to the Board with respect to such plans and initiatives.

         Directors who are employees of the Company are not separately compensated for their service as directors.

         COMMITTEES

         The Board of Directors of the Company currently has four Committees to assist it in carrying out the duties of the Board.

         During fiscal year 1996, the Audit Committee was comprised of Messrs. Latimer (Chairman), Magnusson and Slavin. The responsibilities of the Audit Committee, in addition to such other duties specified by the Board of Directors, include the following: (1) recommending independent accountants to the Board of Directors; (2) reviewing the timing, scope and results of the independent auditors' examination and related fees; (3) reviewing periodic comments and recommendations made by the independent auditors; and (4) reviewing the scope and adequacy of internal accounting controls. Two meetings of the Audit Committee were held during the fiscal year ended September 30, 1996.

         During fiscal year 1996, the Compensation and Personnel Committee was comprised of Messrs. Lewis (Chairman), Latimer, and Magnusson. The responsibilities of the Compensation and Personnel Committee include making recommendations to the Board of Directors with respect to compensation for executive employees of the Company and overseeing the Company's stock option plans. Three meetings of the Compensation and Personnel Committee were held during the fiscal year ended September 30, 1996.

         A Nominating Committee was appointed by the Board on December 5, 1996, and was initially comprised of Messrs. Lewis (Chairman), Magnusson and Latimer. The Nominating Committee makes recommendations regarding the composition of the Board of Directors and nomination of individuals for election by the stockholders of the Company. The Nominating Committee did not meet during fiscal year 1996.

         On March 25, 1996, the Board established the Independent Committee, which was comprised of Messrs. Lewis, Latimer, Slavin and Magnusson, to consider, analyze, review and study various strategic initiatives and plans available for implementation by the Company and to make recommendations to the Board with respect to such plans and initiatives. Ten meetings of the Independent Committee were held during fiscal year 1996.


                 REPORT OF COMPENSATION AND PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation and Personnel Committee (the "Compensation Committee") is composed of independent, outside directors whose names appear following this report. The Compensation Committee's responsibilities include determining the amount and type of compensation for the executive officers of the Company, as well as administering the Company's Common Stock-based benefit plans.

         The Compensation Committee's philosophy is to maximize corporate performance. The Compensation Committee believes that stockholder value depends, to a significant extent, on the establishment of a close alignment between the financial interests of stockholders and those of the Company's employees, in particular its executive officers. Compensation of the Company's executive officers is therefore, in large part, based upon the performance of the Company as measured by revenue and profitability objectives. Compensation of the Company's executive officers includes three primary elements: base compensation, annual incentives and long-term incentives in the form of stock options or restricted stock.

         BASE COMPENSATION

         Annual base salaries for the Company's executive officers, other than the Company's President and Chief Executive Officer are recommended by the President, subject to approval by the Compensation Committee. Individual salary recommendations may vary based upon the President's assessment of the value of each executive's position in the Company, Company performance, the executive's individual performance and comparative compensation for similar positions at other companies as contained in summary survey data. Each executive officer has executed an Employee Confidentiality Non-competition and Proprietary Rights Agreement which contains provisions for the protection of the Company's proprietary information, and assignment to the Company of any inventions developed by the executive in connection with his employment and restrictions on the executive's ability to subsequently perform services for a competitor of the Company. The annual compensation for the President and Chief Executive Officer is determined by the Compensation Committee as discussed below.

         INCENTIVE COMPENSATION

         Effective October 1, 1992, the Compensation Committee adopted an Executive Compensation Plan ("the Plan") for executive officers of the Company. The Plan is performance based and includes both annual and long-term incentive components. Performance under each Plan component is measured against predetermined revenue and profitability objectives with a "threshold" and "goal" for each. The Plan also includes the ability to assign individual management objectives. Threshold and goal amounts are based upon the annual budget for revenue and profitability established by the Board of Directors as of the beginning of each fiscal year. Performance below threshold results in no annual or long-term incentive award. Financial results between threshold and goal are linearly interpolated and performance at goal results in the maximum award. There is no additional award payable under the Plan for performance above goal. The Plan provides a basis by which, at the discretion of the Compensation Committee, annual incentive awards to executives may be paid, all or partially, through restricted stock awards under the Company's 1992 Restricted Stock Plan with vesting over a three-year period. The long-term incentive awards to executives consist of stock option awards under the Company's 1990 Stock Option Plan with vesting over a three-year period.

         Actual amounts paid under the Plan are based upon formula calculations as defined in the Plan and for 1996 were paid to executives based upon achievement of individual management objectives. No awards were paid under the revenue and profitability components of the Plan as these objectives were not achieved.

         Stock option plans offered by the Company have been established to provide all employees, including executive officers, with an opportunity to share, together with stockholders of the Company, in the Company's long-term performance. Periodic grants of stock options are considered at least annually for eligible employees, with additional grants authorized in the sole discretion of the Compensation Committee. Historically, discretionary awards have been made in circumstances such as commencement of employment, initiation of employment contracts, completion of significant product installations and execution of significant agreements and/or following significant change in job responsibility or title. Stock options granted under the 1990 Stock Option Plan generally have a three-year vesting schedule and expire ten years from the date of grant. The exercise price of options granted under the 1990 Stock Option Plan is equal to the fair market value of the underlying stock on the date of grant.

         CEO COMPENSATION AND TRANSITION AGREEMENT

         Mr. Klingert's base salary is determined annually by the Compensation Committee and was increased to $183,000 effective April 1, 1995. Incentive compensation awards of restricted stock and stock options are determined by the Compensation Committee and are based upon Company performance as defined in the Plan. Mr. Klingert's performance measurement under the Plan was based on revenue and profitability versus annual operating budget objectives as approved by the Board of Directors at beginning of each fiscal year, as well as individual objectives also established as of the beginning of each fiscal year. Similar revenue and profitability objectives were established for the other executive officers of Company. There were no adjustments to Mr. Klingert's salary for fiscal 1996.

         In October 1996, Mr. Klingert announced his resignation as chief executive officer of the Company upon the appointment of his successor and agreed to continue his employment for the period until a successor was appointed (the "Transition Period"). A successor to Mr. Klingert was appointed effective January 1, 1997. Pursuant to a transition agreement which the Company treats as a financial transaction for the fiscal year ended September 30, 1996 (the "Transition Agreement"), Mr. Klingert continued to be compensated by the Company at his then current base salary for the remainder of the Transition Period, after which he will be compensated by the Company at his then current base salary for an additional 10 month period, during which he has agreed to provide consulting services and advice to the Company up to 10 hours per week. In the event that the Company requires Mr. Klingert's services beyond such amount, it has agreed to pay him at the rate of $150.00 per hour. The Company has further agreed to reimburse Mr. Klingert the cost of continuing his health insurance for as long as he remains eligible for such coverage or until he reaches the age of 70, whichever is earlier. The Company has further agreed to forgive, as of January 1, 2002, $179,550.00 of indebtedness of Mr. Klingert to the Company and further agreed to a reduction of the number of shares of Common Stock pledged by Mr. Klingert as collateral to secure payment of Mr. Klingert's indebtedness to the Company, and agreed that, effective December 31, 1997, a Pledge Agreement between Mr. Klingert and the Company would be terminated.

         The Compensation Committee is confident that the Company's compensation programs for Mr. Klingert and the other executive officers of the Company, which provide clear and direct links between pay and performance, are aligned with the long-term interests of the Company's stockholders.

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m).

         February __, 1997

                               The Compensation and Personnel Committee

                                      C. McKenzie Lewis III, CHAIRMAN
                                      George Latimer
                                      Jon H. Magnusson


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and other executive officers whose cash compensation exceeded $100,000 in fiscal year 1996 (collectively, the "Named Officers").


                                            SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                     ---------------------------
                                                                                AWARDS
                                                     ANNUAL          ---------------------------
                                                  COMPENSATION          RESTRICTED    SECURITIES
                                              --------------------        STOCK       UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION         YEAR     SALARY       BONUS      AWARDS(2)(3)    OPTIONS       COMPENSATION(4)
-------------------------------       ----    ---------   --------   --------------   ----------     ---------------
Jack A. Klingert(1)                   1996    $ 188,035   $      -   $        -       $        -        4,618
                                      1995      184,283      3,660            -           75,000        4,620
                                      1994      174,541     10,380      131,423           11,000        4,498

Glenn M. Fishbine,
  Senior Vice President -             1996      116,825      1,600            -           35,000        4,500
  Technology                          1995      110,553      5,650            -           45,000        4,253
                                      1994      104,988      2,140       69,207           56,800        4,030

Donald E. Berg,
  Vice President -                    1996      110,057      7,910            -           35,000        4,618
  Finance and Administration,         1995      104,278      7,985            -           45,000        4,620
  Secretary and Treasurer             1994       98,972      8,080       82,128            6,400        4,498

Louis C. Petsolt,
  Vice President -                    1996      107,567      5,325            -                -        4,618
  Marketing and Sales                 1995      101,937      5,325            -           45,000        4,620
                                      1994       97,084      4,040       79,296            6,400        4,498

Paul J. Skrip,
  Vice President -                    1996       95,415      6,946            -                -        4,618
  Manufacturing Operations            1995       90,479      4,725            -                -            -
                                      1994       25,695          -            -           30,000            -

---------------------------
(1) Mr. Klingert served as President and Chief Executive Officer of the Company for fiscal 1996 and through December 31, 1996.
(2) The amounts in the table reflect the market value on the date of grant of Restricted Stock awarded to the Named Officers. The number of restricted shares held by the Named Officers and the market value of such shares on September 30, 1996 were as follows: Mr. Klingert, 2,970 shares ($11,138); Mr. Fishbine, 1,564 shares ($5,865); Mr. Petsolt, 1,792 shares ($6,720); and Mr. Berg, 1,856 shares ($6,960). Vesting is dependent on continued employment. The Company has paid no cash dividends on its Common Stock. Restricted Stock awards would participate in any future Common Stock dividends.
(3) Restricted Stock awards vest over a three-year period from the date of grant.
(4) Represents Company match, in the form of Common Stock, of employee 401(k) contributions.


                     STOCK OPTION GRANTS IN FISCAL YEAR 1996

         The following tables summarize stock option grants and option exercises during fiscal year 1996 to or by the executive officers set forth below and certain other information relative to such options.

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                      NUMBER OF                                                         ANNUAL RATES OF STOCK
                      SECURITIES    PERCENT OF TOTAL                                    PRICE APPRECIATION FOR
                      UNDERLYING    OPTIONS GRANTED      EXERCISE OR                        OPTION TERM(3)
                       OPTIONS      TO EMPLOYEES IN      BASE PRICE     EXPIRATION    --------------------------
      NAME          GRANTED(#)(1)     FISCAL YEAR       ($/SHARE)(2)       DATE          5%($)         10%($)
-----------------   -------------   ----------------    ------------    ----------    ----------    ------------
Glenn M. Fishbine      35,000           32%                 5.50         06/24/06       121,062        306,795

Donald E. Berg         35,000           32%                 5.50         06/24/06       121,062        306,795

--------------------------
(1) Subject to acceleration at the discretion of the Compensation Committee or upon the death or disability of the optionee, each option becomes cumulatively exercisable with respect to 33 1/3% of the shares covered on each of the first three anniversaries of the grant date. Options granted qualify as incentive stock options under Section 422(b) of the Code.
(2) Fair market value per share on the date of grant, in accordance with the 1990 Stock Option Plan.
(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.



               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                         SHARES                         OPTIONS AT FISCAL YEAR END(#)          AT FISCAL YEAR END($)(2)
                      ACQUIRED ON       VALUE         ---------------------------------     ------------------------------
       NAME           EXERCISE (#)   REALIZED($)(1)    EXERCISABLE       UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
------------------   --------------  --------------   -------------     ---------------     -------------  ---------------
Jack A. Klingert          -                -              154,000            50,000            $     -           -

Glenn M. Fishbine         -                -               55,133            81,667                  -           -

Louis C. Petsolt          -                -               71,400            30,000                  -           -

Donald E. Berg            -                -               81,400            65,000             17,500           -

Paul J. Skrip             -                -               20,000            10,000                  -           -

-------------------------
(1) Market value of underlying securities on date of exercise minus the exercise price.
(2) Market value of underlying securities at year-end minus the exercise price for in-the-money options.


                               SECURITY OWNERSHIP

         The following table sets forth as of January 15, 1997 the number of shares of Common Stock owned by (i) each person known to be the beneficial owner of 5% or more of the Common Stock, (ii) each director, nominee for director and executive officer of the Company, and (iii) all officers and directors as a group. Any shares reflected in the following table which are subject to an option or a warrant are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option or warrant holder if exercisable within 60 days of the date of this Proxy Statement, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Except as otherwise indicated, each beneficial owner sole voting and investment power over the outstanding shares of which he has beneficial ownership. Unless otherwise noted, the address for the following persons is 5600 Rowland Road, Suite 205, Minnetonka, Minnesota 55343-4315.

                                                                                   Shares
                                                                            Beneficially Owned(1)
                                                                          -------------------------
                     Name of Beneficial Owner or Group                      Number         Percent
-----------------------------------------------------------------------   -----------     ---------
Gordon L. Bramah and Bramah Incorporated (2) ..........................    1,053,435          9.5%
   777 East Wisconsin Avenue
   Milwaukee, Wisconsin 53202

Jack A. Klingert (3)...................................................      284,557          2.5

Glenn M. Fishbine (4)..................................................      167,128          1.5

Jon H. Magnusson (5) ..................................................      101,829           *

Stephen M. Slavin (6) .................................................       82,030           *
   330 North Wabash Avenue
   Chicago, Illinois 60611

Paul J. Skrip (7)......................................................       22,125           *

George Latimer (8) ....................................................       17,079           *
   547 West Jackson
   Chicago, IL 60661

C. McKenzie Lewis III (9) .............................................       17,679           *

James C. Granger.......................................................        4,000           *

All officers and directors as a group (8 persons) .....................      696,427          6.1%

--------------------------
*Indicates an amount less than one percent.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Commission and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days. The same shares may be beneficially owned by more than one person.
(2) Includes the shares of Common Stock owned by Bramah Incorporated. Although Mr. Bramah may be deemed a beneficial owner of the shares owned by Bramah Incorporated for purposes of the securities laws of the United States, he otherwise disclaims beneficial ownership of such shares.
(3) Includes 105,557 shares of Common Stock owned by Mr. Klingert and 179,000 shares of Common Stock that may be acquired pursuant to options, exercisable at prices from $7.75 to $15.75 per share, all of which are fully exercisable.
(4) Includes 45,328 shares of Common Stock owned by Mr. Fishbine and 121,800 shares of stock which Mr. Fishbine will be eligible to purchase at prices from $7.75 to $14.75 per share, all of which are fully exercisable.
(5) Includes 79,329 shares of Common Stock beneficially owned by Mr. Magnusson and options for 22,500 shares of Common Stock, exercisable at prices from $1.67 to $9.50 per share.
(6) Includes 44,530 shares of Common Stock owned by Mr. Slavin and 37,500 shares of Common Stock that may be acquired subject to options exercisable at prices from $1.67 to $9.50 per share.
(7) Includes 2,125 shares of Common Stock owned by Mr. Skrip and 20,000 shares eligible to be purchased by Mr. Skrip at $5.875 per share pursuant to stock options, all of which are fully exercisable.
(8) Includes 9,579 shares of Common Stock beneficially owned by Mr. Latimer and an option for 7,500 shares of Common Stock, exercisable at a price of $9.50 per share.
(9) Includes 9,579 shares of Common Stock beneficially owned by Mr. Lewis and an option for 8,100 shares of Common Stock, exercisable at a price of $3.125 per share.

      There are no arrangements known to the Company which at a later date may result in a change in control of the Company.


                            COMMON STOCK PERFORMANCE

         The following graph compares cumulative total stockholder return on an investment in the Common Stock during the period from December 7, 1990, the date of the Company's initial public offering, to September 30, 1996, with The NASDAQ Stock Market Index ("COMP") and the Company's primary competitor, Identix Corporation ("IDX"). The cumulative total stockholder return assumes an initial investment of $100 on December 7, 1990.


                            DIGITAL BIOMETRICS, INC.
                           Indexed Price Performance
                     December 7, 1990 to September 30, 1996

December 7, 1990 = 100

                       Indexed Price Performance
                       -------------------------
                 DATES     DBII      IDX       COMP
                 -----     ----      ---       ----

                 DATES     DBII       IDX       COMP

               12/07/90   100.0      100.0      100.0
                3/31/91   263.2      187.0      129.4
                9/30/91   440.8      193.5      141.8
                3/31/92   483.6      193.5      162.5
                9/30/92   379.6      148.3      157.0
                3/31/93   581.6       83.8      185.7
                9/30/93   722.4      125.8      205.3
                3/31/94   538.7      190.3      200.1
                9/30/94   355.1      164.5      205.7
                3/31/95   422.4      170.9      220.0
                9/30/95   349.0      670.8      280.9
                3/31/96   168.4      599.8      297.8
                9/30/96   183.7      496.6      330.2


         The Common Stock has been traded on the Nasdaq National Market since April 25, 1993, and was traded on the Nasdaq SmallCap Market prior to that time. The Common Stock is traded under the symbol DBII.


                              CERTAIN TRANSACTIONS

         Bramah Incorporated has provided substantial financial assistance to the Company. From the Company's inception in 1985 through completion of a 1989 private offering, Bramah Incorporated provided substantially all of the funds utilized by the Company for product development and working capital. In connection with its financial assistance, Bramah Incorporated was granted stock purchase warrants for the purchase of 157,500 shares of Common Stock at an exercise price of $2.00 per share and an exclusive license in the United Kingdom for the Company's technology. These warrants were exercised by Bramah Incorporated on November 29, 1995.

         During fiscal year 1996, legal services were provided to the Company by Foley & Lardner, Chicago, Illinois. Mr Slavin is a partner of such firm.


                                 II. PROPOSAL TO
             ADOPT AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         The General Corporation Law of the State of Delaware ("Delaware Law") permits a corporation to restate and integrate in a single certificate the provisions of its certificate of incorporation as previously amended, including any further amendments adopted at the same time with the restated certificate. On December 17, 1996, the Board of Directors adopted the proposed Amended and Restated Certificate of Incorporation of the Company ("Restated Certificate") described below, subject to approval by the Company's stockholders.

         The Company's Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on December 19, 1986, and has been amended several times since then (collectively, the "Present Certificate"). Also, Delaware Law has been amended over time generally allowing for greater flexibility in management of Delaware companies and in certain respects making provisions of the Present Certificate duplicative or redundant of powers and rights granted in the Delaware Law.

         The principal differences between the proposed Restated Certificate and the Present Certificate are summarized below. Such summary is not intended to be complete and is subject to, and qualified in all respects by the text of the Restated Certificate set forth as Exhibit A hereto.

INCREASE IN AUTHORIZED SHARES

         Under the Present Certificate, the total number of shares of Common Stock which the Company is authorized to issue is 20,000,000. Further, the Present Certificate does not permit the Company to issue shares of preferred stock. Article IV of the Restated Certificate increases the number of shares of Common Stock which the Company is authorized to issue to 50,000,000 and authorizes the issuance of up to 5,000,000 shares of preferred stock. The stockholders of the Company do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities.

COMMON STOCK

         The Restated Certificate provides that the Company is authorized to issue up to 50,000,000 shares of Common Stock, each of which is entitled to one vote. The Restated Certificate further provides for various rights to which the holders of such stock are entitled.

         As of January 15, 1997, there were 11,096,067 shares of Common Stock outstanding and an aggregate of 328,679 shares of Common Stock were reserved for issuance in connection with stock options granted under the Company's 1990 Stock Option Plan, its 1992 Restricted Stock Plan and its Retirement Plan, and options granted to certain executive officers. If the proposed amendment is approved, the additional authorized shares that would be available for issuance may be issued for any proper corporate purpose by the Board of Directors at any time without further corporate approval (subject, however, to applicable statutes or the rules of The Nasdaq Stock Market which require stockholder approval for the issuance of shares in certain circumstances). Although the Company has no intention or commitment to issue any additional shares of Common Stock as of the date of this Proxy Statement, the Board of Directors believes it is desirable to give the Company additional flexibility in considering such actions as stock dividends, raising capital, acquisitions or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional delay if appropriate circumstances arise which require the issuance of such shares.

         On May 2, 1996, pursuant to the recommendations of the Company's Independent Committee, the Board adopted a shareholder rights plan (the "Rights Plan"), and declared a dividend of one purchase right (a "Right") for each share of Common Stock outstanding at the close of business on May 22, 1996 (the "Record Date"). The Rights Plan is designed to enable the Company and its Board of Directors to develop and preserve long-term value for its stockholders and to protect stockholders in the event an attempt is made to acquire control of the Company without an offer of fair value to all stockholders. The Rights will be issued upon the terms and subject to the conditions set forth in a Rights Agreement dated as of May 2, 1996 (the "Rights Agreement"), between the Company and Norwest Bank Minnesota, National Association, as Rights Agent. Each Right will entitle the registered holder to purchase from the Company after the Distribution Date (as described below), a number of shares of Common Stock to be determined under the Rights Agreement at an initial purchase price of $35 (the "Purchase Price"), subject to adjustment. The Rights become exercisable on the first day after the Distribution Date which is defined as the earlier of (i) 10 business days after a public announcement that a person or group of affiliated or associated persons (not including the Company, any subsidiary of the Company, any person holding shares of Common Stock acquired in a transaction approved in advance in writing by a majority of the disinterested directors of the Board of Directors of the Company, any employee benefit plan of the Company or its subsidiaries or any entity holding shares of Common Stock for or pursuant to any such plan, or any person who beneficially owns 7.5% or more of the shares of Common Stock outstanding on the 20th day preceding the Record Date, to the extent of such ownership), have acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (ii) 10 business days after the commencement of, or the first public announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in beneficial ownership by a person or group (excluding the Company, any subsidiary of the Company, any employee benefit plan of the Company or of its subsidiaries, any entity holding shares of Common Stock for or pursuant to any such plan, and any person holding shares of Common Stock acquired in a transaction approved in advance in writing by a majority of the disinterested directors of the Board of Directors of the Company) of 15% or more of the shares of Common Stock outstanding. The Rights will expire on April 30, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company. The Company does not currently have a sufficient number of shares of Common Stock available for purchase by holders of the Rights should the Rights become exercisable. Thus, the authorization of additional shares will enable the Company to have shares of Common Stock available for issuance under the Rights Plan, as well as for other important corporate purposes.

         Except as discussed above, there are no specific understandings, arrangements or agreements with respect to any transactions that would require the Company to issue any new shares of its Common Stock, other than proposed stock option grants to employees and directors pursuant to the Company's 1990 Stock Option Plan.

PREFERRED STOCK

         The Restated Certificate authorizes the Board to issue up to 5,000,000 shares of preferred stock. The Restated Certificate sets forth the rights which may accrue to holders, if any, of shares of preferred stock. Such rights may include (i) cumulative voting rights, (ii) a preference with respect to payments of dividends by the Company or any distribution of the Company's assets, (iii) the right to convert shares of preferred stock into shares of any other class or series of capital stock of the Company, (iv) the right to exchange shares of preferred stock for cash, stock or indebtedness of the Company, and (v) preferential voting rights vis-a-vis holders of shares of the Company's Common Stock.

         As with the additional shares of Common Stock, the Company believes that authorization of shares of preferred stock will provide the Company with greater flexibility in arranging financing, stock dividends, effecting acquisitions and for other corporate purposes. The authorization of shares of preferred stock will enable the Company to act promptly and without additional delay if appropriate circumstances arise which require the issuance of such shares. The Company has no present intention to issue any shares of preferred stock.

         The Company believes that its currently authorized capital structure is insufficient. As a result, failure on the part of the Company's stockholders to adopt the Restated Certificate will preclude the Company from considering additional financing arrangements, acquisitions or other business combinations which require the issuance of equity securities or debt securities which are convertible into shares of capital stock of the Company.

         Although not intended as an anti-takeover device, issuing additional shares could impede a non-negotiated acquisition of the Company by diluting the ownership interests of a substantial stockholder, increasing the total amount of consideration necessary for a person to obtain control of the Company or increasing the voting power of friendly third parties. The Board could authorize voting rights per share that are the same as or different than the voting rights of the outstanding shares of Common Stock.

MISCELLANEOUS PROVISIONS

         In addition to the above summary, the name and address of the incorporator of the Company has been eliminated from the Restated Certificate. This matter is specifically covered by Delaware law, and deletion of this provision from the Restated Certificate does not result in any change to the Company's corporate governance or business operations or the rights, powers and privileges of the stockholders of the Company. The Restated Certificate also makes certain article and section reference changes due to the elimination of certain articles and sections in the Restated Certificate.

         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE RESTATED CERTIFICATE.


                 III. PROPOSAL TO APPROVE THE AMENDMENTS TO THE
                             1990 STOCK OPTION PLAN

BACKGROUND AND SUMMARY OF PLAN

         On April 28, 1989, the Board of Directors and stockholders of the Company adopted the 1990 Stock Option Plan (the "1990 Plan") which provides for the granting of stock options to designated employees and non-employees, to purchase up to an aggregate of 1,500,000 shares of Common Stock. Options that qualify as "incentive stock options" within the meaning of Section 422 of the Code, and options that do not qualify as such "incentive stock options" ("non-qualified stock options") may be granted under the 1990 Plan.

         The 1990 Plan permits a committee composed of disinterested persons to award stock options and permits the grant of stock options for up to an aggregate of 1,500,000 shares of Common Stock. The terms of option grants are as approved by the Compensation Committee, subject to certain conditions. The exercise price per share may not be less than the fair market value of a share of the underlying Common Stock on the date the option is granted.

         The 1990 Plan is administered by the Compensation Committee, which has the authority (i) to interpret the plan document, (ii) to establish rules for the 1990 Plan's administration, (iii) to determine all terms and conditions of awards to be made under the 1990 Plan, subject to the limitation expressed therein, and (iv) to amend or modify the terms of outstanding awards, including accelerating the exercisability or vesting of an award or extending the term of an award.

         The Board of Directors may amend the 1990 Plan in such respects as is deemed advisable. No such amendment will be effective without the approval of the Company's stockholders if stockholder approval of the amendment is required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended,
Section 422 of the Code or the rules of The Nasdaq Stock Market or any other quotation system or stock exchange on which the shares of the Company's Common Stock may be listed.

         If there is any material change in the corporate structure or shares of Common Stock, such as in connection with a merger or a consolidation, the Compensation Committee (or the board of directors of any surviving corporation) shall make appropriate adjustments in the aggregate number and kind of securities to be awarded under the 1990 Plan and in the number of shares and purchase price per share, if any, under any awards outstanding under the 1990 Plan. If all or any portion of an award terminates, expires or is canceled unexercised or unvested, then the shares subject to such an award will automatically become available for reissuance under the 1990 Plan.

         No option granted under the 1990 Plan may be transferred by a participant for any reason or by any means, except by will or by the laws of descent and distribution. Options may not be granted under the 1990 Plan after January 1, 2000.

PROPOSED PLAN AMENDMENTS

         The Board has approved, subject to stockholder approval, an amendment to the 1990 Plan which would increase the aggregate number of shares of the Company's Common Stock available under the 1990 Plan to 2,000,000. The Board believes that this amendment to Article III of the 1990 Plan will advance the interests of the Company and its stockholders by increasing the proprietary interests of employees and non-employee directors in the Company's long-term success and more closely aligning the interests of employees and such directors with the Company's stockholders.

         The Board has eliminated, subject to approval by the stockholders, a provision from Article V of the 1990 Plan which prohibits any employee of the Company to be granted options to purchase more than 100,000 shares of Common Stock during any fiscal year. In January 1997, the Company hired James C. Granger as its President and Chief Executive Officer. Section 422 of the Code does not limit to 100,000 shares in any fiscal year the number of shares which may be granted pursuant to incentive stock options. The Company, in forming an acceptable compensation package for Mr. Granger, proposes to issue to him options to purchase an aggregate of 250,000 shares of Common Stock, of which 150,000 shares are subject to stockholder approval of the amendments to the 1990 Plan. The Company believes that elimination of the 100,000 share restriction will provide it with greater flexibility in providing non-cash compensation to selected key employees.

         The Board also amended Article X of the 1990 Plan, subject to approval by the stockholders, to provide that the Compensation Committee, in its sole discretion, has the authority to extend the period during which non-qualified stock options granted under the 1990 Plan may be exercised. It has been the Compensation Committee's experience that recipients of non-qualified stock options occasionally lack the resources to exercise the option granted to him or her prior to the option expiration date. This amendment provides the Compensation Committee with the flexibility to extend the expiration date of such options. This amendment does not require that the Compensation Committee make such an extension; it merely provides the Compensation Committee with the authority to do so. The Compensation Committee believes that the amendment to
Article X will provide it with the flexibility to reward long-term employees and officers of the Company by extending the period during which they may exercise non-qualified stock options granted to them under the 1990 Plan.

         Finally, the Board of Directors also amended Article XI of the 1990 Plan, subject to approval by the Company's stockholders, to revise the period during which options granted under the 1990 Plan may be exercised. As amended, options granted under the 1990 Plan shall terminate, except as otherwise provided therein, in cases of death or disability, (i) within a period not longer than three months after the Optionee ceases to be employed by the Company, in the case of Incentive Stock Options, or (ii) within a period not longer than three months, or such other period as the Compensation Committee shall determine, in the case of Non-qualified Stock Options. Options granted under the 1990 Plan may be exercised, if otherwise timely, within three months (or such other period of time not exceeding 12 months as determined by the Compensation Committee) from the date of termination of the Optionee's status as an employee of the Company by reason of Optionee's disability. In the case of the death of an Optionee, any unexercised option granted to him under the 1990 Plan may be exercised by the Optionee's estate, or the person designated in such Optionee's last will and testament or his heirs-at-law; provided, however, that such option must be exercised no later than one (1) year after the date of the death of the Optionee; and provided further that the Optionee was entitled to exercise such option on the date of his death. The three-month exercise period set forth above is not required by Section 422 of the Code with respect to non-qualified options.

         The Compensation Committee believes that these proposed amendments to the 1990 Plan will provide it with the flexibility to extend the exercise period during which non-qualified stock options may be exercised.

         On January 15, 1997, there were outstanding options under the 1990 Plan to purchase 1,276,350 shares of Common Stock, of which 150,000 shares are subject to stockholder approval of the amendments to the 1990 Plan. On January 15, 1997, the market value of the additional shares for which options may be granted pursuant to the Plan was $148,125. A copy of the amended Plan is attached to this Proxy Statement as Exhibit B with the amended language underlined for ease of reference.

TAX INFORMATION

         An optionee will not incur any federal income tax liability as a result of the grant of an incentive stock option ("ISO") or a non-qualified stock option. The same is true when any option becomes exercisable. Upon the exercise of a non-qualified option, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. The income recognized by the optionee will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss.

         Generally, an optionee will not incur federal income tax liability as the result of an exercise of an ISO. However, except in the case of death or disability, if an ISO is exercised more than three months after an optionee's termination of employment (a "disqualifying exercise"), the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. For purposes of calculating an optionee's alternative minimum tax, if any, the difference between the fair market value of the shares at the time the ISO is exercised and the exercise price becomes an item of adjustment. When the shares acquired upon exercise of an ISO are sold, the optionee will be taxed on the difference between the sale price and the exercise price. If such a sale does not occur within two years of the date the ISO was granted or within one year of the date it was exercised, then the gain, if any, will be treated as long-term gain. If such a sale occurs within either of the time periods specified in the preceding sentence (a "disqualifying disposition"), then the portion of the optionee's gain equal to the difference between the fair market value of the stock on the date of exercise (or, if less, the selling price) and the exercise price will be treated as ordinary compensation income, while the balance of any gain would be treated as capital gain. The Company is generally not entitled to a deduction as a result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as a result of a disqualifying exercise or disposition, the Company is entitled to a deduction in an equivalent amount in the taxable year of the Company in which the disqualifying event occurs.

         The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan and the subsequent sale of shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may reside.


                                NEW PLAN BENEFITS

         The following table sets forth the benefits that have been awarded as of January 15, 1997 under the 1990 Plan. The 1990 Plan is described above. There are no other options currently contemplated other than those described below, although the amount of awards granted to date are not necessarily indicative of the amounts that will be awarded in the future.

------------------------------------------------------------------------------------------------
                                     1990 STOCK OPTION PLAN
------------------------------------------------------------------------------------------------
                                                                                       NUMBER OF
                           NAME AND POSITION                       DOLLAR VALUE($)       SHARES
------------------------------------------------------------------------------------------------
James C. Granger             President and Chief Executive            531,250(1)        250,000
                                Officer
C. McKenzie Lewis            Chairman                                 125,000(2)         40,000
Executive Group..........                                             531,250           250,000
Non-Executive
Director Group...........                                             125,000            40,000
Non-Executive
Officer Employee
Group....................                                                 -                 -

-----------------------------
(1) Dollar value calculated based on December 31, 1996 closing price of $2.125 per share. 150,000 shares purchasable pursuant to the exercise of Mr. Granger's options are subject to stockholder approval of amendments to the 1990 Plan.

(2) Dollar value calculated based on October 31, 1996 closing price of $3.125 per share.


         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE AMENDMENT TO THE 1990 PLAN.


                                 IV. PROPOSAL TO
                  RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed KPMG Peat Marwick LLP as independent accountants to examine the financial statements of the Company for the fiscal year ending September 30, 1997. Unless otherwise directed, proxies received by the Board of Directors will be voted in favor of the ratification of such appointment.

         Although this appointment is not required to be submitted to a vote of stockholders, the Board believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, the Board will reconsider the appointment.

         KPMG Peat Marwick LLP has served as auditors for the Company since 1989. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be provided an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and provide the Company with copies of such reports. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the past fiscal year its officers, directors and greater than 10% stockholders complied with applicable filing requirements.

                        PROPOSALS FOR 1998 ANNUAL MEETING

         Any stockholder who desires to submit a proposal for inclusion in the 1998 Proxy Statement should submit the proposal in writing to C. McKenzie Lewis III, Chairman, Digital Biometrics, Inc., 5600 Rowland Road, Minnetonka, Minnesota 55343-4315. The Company must receive such a proposal by September 10, 1997 in order to consider it for inclusion in the 1998 Proxy Statement.

                            EXPENSES OF SOLICITATION

         The cost of this solicitation of Proxies will be paid by the Company. It is anticipated that the Proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

                                  ANNUAL REPORT

         A copy of the 1996 Annual Report to Stockholders of the Company accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for fiscal year 1996 will be provided without charge upon written request of any stockholder whose Proxy is being solicited by the Board of Directors. The written request should be directed to Stockholder Relations, Digital Biometrics, Inc., 5600 Rowland Road, Minnetonka, Minnesota 55343-4315. No part of the 1996 Annual Report to Stockholders is incorporated herein and no part thereof is to be considered proxy soliciting material.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           James C. Granger
                                           President

Minnetonka, Minnesota
February ___, 1997



                                                                       EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            DIGITAL BIOMETRICS, INC.

         The following Amended and Restated Certificate of Incorporation shall supersede and take the place of the existing Certificate of Incorporation and all amendments thereto:

                                 ARTICLE I. NAME

         The name of this Corporation is Digital Biometrics, Inc.

                          ARTICLE II. REGISTERED OFFICE

         The address of the registered office of this Corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle, and the name of this Corporation's registered agent at such office is the United States Corporation Company.

                              ARTICLE III. PURPOSE

         The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of State of Delaware.

                          ARTICLE IV. AUTHORIZED SHARES

         A. Authorized Shares.

         The total number of shares of capital stock which this Corporation is authorized to issue is fifty-five million (55,000,000), of which fifty million (50,000,000) shares shall be common stock, no par value ("Common Stock"), and five million (5,000,000) shall be preferred stock, no par value ("Preferred Stock").

         B. Common Stock.

                  1. Each share of Common Stock shall, subject to provisions contained elsewhere herein, have one vote, and except as provided by resolutions adopted by this Corporation's Board of Directors providing for the issuance of any class or series of Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of Common Stock.

                  2. Subject to any preferential rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive their pro rata share, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the Board of Directors from time to time, and of any distribution, after the payment or provision for payment of debts and other liabilities of this Corporation, of the assets of this Corporation upon its liquidation, dissolution or winding up, whether voluntary of involuntary.

         C. Preferred Stock.

                  1. The Board of Directors is hereby authorized to provide, by resolution or resolutions adopted by the Board, for the issuance of Preferred Stock from time to time in one or more class and/or series, to establish the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and number of shares of each such class or series, as stated and expressed herein and in the resolution or resolutions providing for the issue of such class and/or series adopted by the Board of Directors as hereinafter provided. Without limiting the generality of the foregoing, the Board is authorized to provide that shares of a class or series of Preferred Stock:

                           a. are entitled to cumulative, partially cumulative
                  or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of this Corporation or other property, at such times and in such amounts as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

                           b. are entitled to a preference with respect to
                  payment of dividends over one or more other class and/or series of capital stock of this Corporation;

                           c. are entitled to a preference with respect to any
                  distribution of assets of this Corporation upon its liquidation, dissolution or winding up over one or more other class and/or series of capital stock of this Corporation in such amount as is set forth in the resolution or resolutions establishing such class or series or as is determined in a manner specified in such resolution or resolutions;

                           d. are redeemable or exchangeable at the option of
                  this Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of this Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

                           e. are entitled to the benefits of such sinking fund,
                  if any, as is required to be established by this Corporation for the redemption and/or purchase of such shares by the resolution or resolutions establishing such class or series;

                           f. are convertible at the option of the holders
                  thereof into shares of any other class or series of capital stock of this Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

                           g. are exchangeable at the option of the holders
                  thereof for cash, capital stock or indebtedness of this Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

                           h. are entitled to such voting rights, if any, as are
                  specified in the resolution or resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such resolution or resolutions) at all times or upon the occurrence of specified events; and

                           i. are subject to restrictions on the issuance of
                  additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.

         Without limiting the generality of the foregoing authorizations, any of the rights and preferences of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside the resolution or resolutions establishing such class or series, and may incorporate by reference some or all of the terms of any agreements, contracts or other arrangements entered into by this Corporation in connection with the issuance of such class or series. Unless otherwise specified in the resolution or resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of this Corporation.

                                   ARTICLE V.

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders:

         A. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws.

         B. Elections of directors need not be by ballot unless the by-laws so provide.

         C. The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

                                   ARTICLE VI.

         No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, that nothing herein shall be construed to eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for act or omissions involving bad faith, intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.


                                                                       EXHIBIT B

                            DIGITAL BIOMETRICS, INC.

                             1990 STOCK OPTION PLAN
                                   AS AMENDED


                                    ARTICLE I

                                     PURPOSE

         The purpose of this 1990 Stock Option Plan is to provide additional incentive to certain Employees who are making and can continue to make substantial contributions to the success of Digital Biometrics, Inc. ("DBI") by providing them with an opportunity to acquire a proprietary interest in DBI through the grant and exercise of Incentive Stock Options and Non-qualified Stock Options to purchase shares of DBI common stock. It is the judgment of DBI's Board of Directors that the acquisition of a proprietary interest in DBI by certain Employees will increase their personal interest in its growth and progress, thereby promoting the interests of DBI.

                                   ARTICLE II

                                   DEFINITIONS

         The following words and terms, as used in the Plan, shall have the respective meanings hereinafter set forth unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural, and the masculine gender shall be deemed to include the feminine gender.

         2.1      BOARD. The Board of Directors of DBI.

         2.2 CODE. The Internal Revenue Code of 1986, as now in effect or as hereafter amended.

         2.3      COMMITTEE. The Compensation and Personnel Committee of the
                  Board.

         2.4      COMMON STOCK. The common stock of DBI.

         2.5 EMPLOYEE. Any individual employed by and receiving compensation from DBI or related Company.

         2.6 EXCHANGE ACT. The Securities Exchange Act of 1934, as now in effect or hereafter amended.

         2.7 INCENTIVE STOCK OPTIONS. Options designated by the Committee as qualifying under Code Section 422.

         2.8 NON-QUALIFIED STOCK OPTIONS. Options designated by the Committee as not qualifying under Code Section 422.

         2.9 OPTION. An option to purchase a specific number of shares of Common Stock for a specific purchase price granted by the Committee pursuant to the Plan.

         2.10 OPTION PRICE. The purchase price per share of Common Stock pursuant to any Option granted under the Plan.

         2.11 OPTIONEE. An Employee who is granted an Option by the Committee pursuant to the Plan.

         2.12 PARENT. Any corporation that is, with respect to DBI, a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).

         2.13 PLAN. The Digital Biometrics, Inc. 1990 Stock Option Plan as set forth herein, as may be amended from time to time hereafter.

         2.14 RELATED COMPANY. Any corporation that is, along with DBI, a member of a parent-subsidiary controlled group of corporations, as defined in Code Section 1563(a)(1).

         2.15 STOCKHOLDERS. The present stockholders or future stockholders, as the case may be, of DBI.

         2.16 SUBSIDIARY. Any corporation that is, with respect to DBI, a "subsidiary corporation," whether now or hereafter existing, as defined in Code Section 424(f).

                                   ARTICLE III

                             SHARES SUBJECT TO PLAN

         3.1 The total number of shares of Common Stock which are available for the granting of Incentive Stock Options and Non-qualified Stock Options shall be an aggregate of 2,000,000 shares, subject to adjustment as provided below. In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, spin-off, split-up or consolidation, combination or exchange of shares or the like, the number of shares of Common Stock subject to the Plan and the number of shares under Option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require DBI to issue any fractional shares and the adjustment shall be limited accordingly. The price of any shares under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. The determination of the Committee as to any adjustment shall be final.

         3.2 At all times during the term of this Plan, DBI shall reserve for issuance and delivery such number of shares of Common Stock as will be sufficient to satisfy the requirements hereof.

         3.3 If an Option granted under the Plan shall terminate, expire or be cancelled for any reason without having been exercised in full by the Optionee, the unpurchased shares of the Common Stock subject to the Option shall become available for the granting of Options to other eligible Employees.

                                   ARTICLE IV

                                 ADMINISTRATION

         4.1 The Plan shall be administered by the Committee. The Committee shall consist of not less than two members of the Board who are "disinterested persons" as defined in Rule 16b-3 under the Exchange Act. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by at least a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a unanimous vote at a meeting duly called and held.

         4.2 In accordance with the provisions of the Plan, the Committee shall select the Employees to whom options shall be granted, shall determine the number of shares subject to each Option, the time at which the Option is to be granted, the type of Option, the Option period, the Option price and the manner in which the Option becomes exercisable, and shall establish such other provisions of the option agreements as the Committee may deem necessary or desirable; provided, however, that any Option granted to an Employee who is subject to the provisions of Section 16 of the Exchange Act on the date of the grant shall not become exercisable (except as otherwise contemplated by Article XI hereof or as otherwise specifically set forth in the option agreement) until at least six months elapse from the date of grant. More than one Option may be granted to the same Employee.

         4.3 The Committee may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of DBI. The interpretation of any provision of the Plan by the Committee and any determination on the matters referred to in this Article IV shall be final.

         4.4 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

                                    ARTICLE V

                                   ELIGIBILITY

         Each Employee who is considered to be a key administrative, managerial, executive or technical employee, as determined in the sole discretion of the Committee, shall be eligible to be granted Options under the Plan.

                                   ARTICLE VI

                           OPTION PRICE; OPTION GRANT

         6.1 The purchase price per share of Common Stock subject to an Option shall be fixed by the Committee, but shall not be less than the fair market value of the Common Stock on the date such Option is granted, as determined pursuant to Section 6.3 below.

         6.2 Notwithstanding Section 6.1 above, the purchase price per share of Common Stock subject to any Incentive Stock Option issued to an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of DBI or of a Parent or Subsidiary on the date such Incentive Stock Option is granted shall be one-hundred-ten percent (110%) of the fair market value of such Common Stock on the date such Incentive Stock Option is granted, as determined pursuant to Section 6.3 below.

         6.3 For purposes of the Plan, the fair market value of a share of Common Stock subject to an Option on the date such Option is granted shall be:

         (i) If there is a market for such Common Stock on a stock exchange, in an over-the-counter market, or otherwise, the mean between the highest and lowest quoted selling prices on the date of grant.

         (ii) If there are no sales on the date of grant but were sales on dates within a reasonable period both before and after the date of grant, the fair market value is determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant. The average is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant.

         (iii) Any other method which determines, in the Committee's discretion, fair market value of an option on date of grant in accordance with the requirements of Code Section 422(b)(4) and 422(c)(1).

                                   ARTICLE VII

                      ANNUAL LIMITATION ON OPTION EXERCISE

         The aggregate fair market value of the Common Stock (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under all Incentive Stock Option Plans of DBI, or any Parent or Subsidiary, shall not exceed $100,000.

                                  ARTICLE VIII

                        LIMITATION ON GRANTING OF OPTIONS

         Any Options granted pursuant to the Plan must be granted within ten
(10) years from the earlier of the date the Plan is adopted by the Board or approved by the Stockholders.

                                   ARTICLE IX

                         NON-TRANSFERABILITY OF OPTIONS

         Options granted pursuant to the Plan shall be non-transferable and non-assignable by the Optionee other than by will or the laws of descent and distribution and can only be exercised by an Optionee during the Optionee's lifetime, except as otherwise provided in Article XI below in the event of the death of the Optionee prior to the exercise of an Option.

                                    ARTICLE X

                               EXERCISE OF OPTIONS

         Any Option granted pursuant to this Plan must be fully exercised, or else it shall terminate, within ten (10) years from the date that the Option is granted, or such shorter period as the Committee may specify in granting the Option; provided that any Incentive Stock Option issued to an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of DBI or a Parent or a Subsidiary on the date such Option is granted must terminate within a maximum of five (5) years from the date such Option is granted; and provided further that the Committee shall, in its sole discretion, have the authority to extend the period during which a Non-qualified Stock Option granted under the Plan may be exercised, subject to the provisions elsewhere contained in this Article X.

                                   ARTICLE XI

            EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH

         All rights of an Optionee to exercise Options under the Plan , except as otherwise provided herein in cases of death or disability, shall terminate
(i) in the case of Incentive Stock Options, three (3) months after the Optionee ceases to be employed by DBI or a Related Company, or (ii) in the case of Non-qualified Stock Options, three (3) months after the Optionee ceases to be employed by DBI or a Related Company, or such other period as the Committee shall determine. Options granted under the Plan may be exercised, if otherwise timely within three (3) months (or such other period of time not exceeding twelve (12) months as determined by the Committee) from the date of termination of the Optionee's status as an employee of the Company by reason of Optionee's disability. In the case of the death of an Optionee, any unexercised Option granted to him under the Plan may be exercised by the Optionee's estate, the person designated in such Optionee's last will and testament or his heirs-at-law; provided, however, that such Option must be exercised no later than one (1) year after the date of the death of the Optionee; and provided further that the Optionee was entitled to exercise such Option on the date of his death. Notwithstanding anything to the contrary contained herein, an Option may not be exercised after the date of its termination pursuant to Article X above.

                                   ARTICLE XII

                          METHOD OF EXERCISE OF OPTIONS

         12.1 Options shall be exercised by delivering a written notice of exercise to DBI. Each such notice shall state the number of shares of Common Stock in respect to which the Option is being exercised and must be signed by the Optionee, and in the event the Option is being exercised by any person other than the Optionee, be accompanied by proof, satisfactory to counsel for DBI, of the right of such person to exercise the Option under the terms of this Plan, and must be accompanied by full payment of the purchase price for the number of shares of Common Stock specified in such notice, together with all applicable Federal, state and local taxes. Full payment of the purchase price and any applicable taxes may be accomplished by (i) the payment of cash or its equivalent; (ii) with the consent of the Committee (as set forth in the option agreement or otherwise), by tendering previously acquired shares of Common Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of valuation set forth in Section 6.3 above); or (iii) with the consent of the Committee (as set forth in the option agreement or otherwise), by any combination of the means of payment set forth in subparagraphs (i) and (ii). For purposes of this Section 12.1, the term "previously acquired shares of Common Stock" shall only include Common Stock owned by the Employee prior to the exercise of the Option for which payment is being made and shall not include shares of Common Stock which are being acquired pursuant to the exercise of said Option. No shares shall be issued until full payment therefor has been made.

         12.2 DBI may deduct and withhold from any cash otherwise payable to the Optionee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying DBI's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, DBI may require that the Optionee pay to DBI upon its demand or otherwise make arrangements satisfactory to DBI for payment of such amount as may be requested by DBI in order to satisfy its obligation to withhold any such taxes.

         12.3 With the consent of the Committee (as set forth in the option agreement or otherwise), an Optionee may be permitted to satisfy DBI's withholding tax requirements by electing to have DBI withhold shares of Common Stock otherwise issuable to the Optionee or to deliver to DBI shares of Common Stock having a fair market value on the date income is recognized pursuant the exercise of an Option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee may determine.

         12.4 An Option shall not be deemed to have been exercised unless all the provisions of Sections 12.1 and 12.2 above shall have been complied with, and for all purposes, the date of exercise of the Option shall be the date on which notice of exercise is delivered to DBI. DBI shall make immediately delivery of certificates for the shares of Common Stock subject to the Option; provided, however, that if any law or regulation requires DBI to take any action with respect to the shares of Common Stock specified in such notice before the issuance thereof, then the date of delivery shall be extended for the period necessary. No Optionee shall be, or be deemed to be, the holder of any Common Stock subject to an Option unless and until certificates for the shares of such Common Stock are issued to him.

         12.5 DBI shall not be required, upon the exercise of any Option, to issue or deliver any shares of Common Stock prior to completion of such registration or other qualification of such Common Stock under any state or federal law, rule or regulation as DBI shall determine to be necessary.

         12.6 Common Stock shall not be issued or delivered by DBI upon the exercise of any Option unless the exercise of such Option and the issuance of Common Stock thereto shall comply, in the sole judgment of DBI, with all relevant provisions of law, including without limitation the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder. Without limiting the generality of the foregoing, DBI, in its sole determination, may require any Optionee to represent and warrant at the time of any exercise of an Option that the Common Stock to be issued and delivered thereunder is being purchased only for investment and without any present intention to sell or distribute such common stock.

                                  ARTICLE XIII

                             MERGER OR CONSOLIDATION

         In the event of any merger or consolidation of DBI with another corporation (other than a merger with a subsidiary in which merger DBI is the continuing corporation and which does not result in any change of the outstanding shares of Common Stock issuable upon the exercise of an Option granted under the Plan), as a condition thereto, DBI and its Board shall (1) cause the continuing corporation to assume any Options previously granted under the Plan, (2) cause the continuing corporation to issue new options in substitution therefore so that an Optionee shall have the right thereafter, by exercising any such Option (or any new option substituted therefore), to purchase the kind and amount of stock and other securities and property receivable upon such merger or consolidation as if the Optionee had purchased all of the Common Stock subject to the Option immediately prior to the date of the contract closing of such merger or consolidation, (3) determine that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including shares as to which the Option would not otherwise be exercisable, (4) cause the continuing corporation to pay to each Optionee, for each Option held by the Optionee, the difference between the Option Price per share and the per share price paid to Stockholders pursuant to the merger or consolidation, or (5) make such other arrangements with respect to outstanding Options as the Board shall deem to be in the best interest of the Company, provided that no such arrangements shall adversely affect the rights of Optionees under the outstanding Options. For purposes of (1) and (2), the excess of the aggregate fair market value of the Common Stock or other securities subject to any Option previously granted under the Plan (or any new Option substituted therefore) immediately after the merger or consolidation over the aggregate purchases price of the Common Stock or securities subject thereto shall not be more than the excess of the aggregate fair market value of all shares of Common Stock subject to the Option immediately before such merger or consolidation over the aggregate purchase price of such shares under the Option, and after the merger or consolidation, the assumption of any Option previously granted under the plan (or any new option substituted therefore) shall not give the Optionee additional benefits which he or she did not have under the Option, or deprive him of benefits which he or she had under the Option, immediately prior to such merger or consolidation.

         If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty
(30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         The Committee may also grant Options having terms and provisions which vary from those specified in the Plan provided that any Options granted pursuant to this Article are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by DBI pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other combination or reorganization to which DBI is a party.

                                   ARTICLE XIV

                                    AMENDMENT

         14.1 DBI shall have the right at any time to amend the Plan by action of its Board without obtaining the approval of the Stockholders of DBI. Any amendment to the Plan shall be set forth in writing.

         14.2 Notwithstanding anything to the contrary contained herein, the Board shall not amend the Plan without obtaining the approval of the Stockholders if such amendment.


         (a) increases the number of shares of Common Stock that may be granted as Options under the Plan (except for increases pursuant to Section 3.1);

         (b)      materially modifies the eligibility requirements of Article V;

         (c) permits the grant of Options with an Option Price that is less than the fair market value of the shares of Common Stock subject thereto (as determined pursuant to Article VI above);

         (d) permits the exercise of Options without full payment for the share of Common Stock as to which the Option is exercised at the time of purchase; or

         (e) is otherwise required by the rules or regulations promulgated under the Exchange Act in order for the Plan to remain qualified under Rule 16b-3 or any successor provisions under the Exchange Act.

Any amendment of the Plan shall not, without the consent of the Optionee, impair any rights or obligations under any Option previously granted to the Optionee.

                                   ARTICLE XV

                                   TERMINATION

         DBI shall have the right at any time to terminate the Plan by action of its Board without obtaining the approval of the stockholders, provided however, that termination of the Plan shall not affect the rights of Optionees under Options previously granted to them and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their terms and conditions.

                                   ARTICLE XVI

                                     NOTICE

         Any notice to DBI required under this Plan shall be in writing and shall be sent by registered mail, return receipt requested, to the following address:

                           Digital Biometrics, Inc.
                           5600 Rowland Road
                           Minnetonka, MN  55343
                           Attention:  President


                                  ARTICLE XVII

                                 EFFECTIVE DATE

         The Plan shall be effective as of January 1, 1990.




                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                        MINNETONKA, MINNESOTA 55343-4315

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated February __, 1997, hereby appoints James C. Granger or C. McKenzie Lewis III as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of common stock of Biometrics, Inc. (the "Company") held of record by the undersigned on January 15, 1997, at the Annual Meeting of Stockholders to be held on March 18, 1997 at 3:30 p.m. at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota.

1. To elect five directors, each to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualified.

         [ ]  FOR all nominees listed below      [ ]  WITHHOLD AUTHORITY
              (except as marked to the contrary       to vote for all nominees
               below)                                 listed below

           JAMES C. GRANGER, C. MCKENZIE LEWIS III, JACK A. KLINGERT,
                        GEORGE LATIMER, STEPHEN M. SLAVIN

         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.


         --------------------------------------------------------------------


2. To adopt an Amended and Restated Certificate of Incorporation of the Company to provide, among other things, for an increase in the number of shares of Common Stock authorized from 20,000,000 to 50,000,000 and to authorize the issuance of up to 5,000,000 shares of preferred stock.

                [ ]  FOR            [ ]  AGAINST           [ ]  ABSTAIN

3. To adopt an amendment to the Company's 1990 Stock Option Plan to, among other things, increase the number of shares for which options may be granted under such plan from 1,500,000 to 2,000,000 shares.

                [ ]  FOR            [ ]  AGAINST           [ ]  ABSTAIN

4. To ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending September 30, 1997.

                [ ]  FOR            [ ]  AGAINST           [ ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the mee ing or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

         Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Dated: __________________________      ________________________________________

                                       ________________________________________


        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.